Exhibit 10.23

Rimini Street, Inc.
7251 West Lake Mead Blvd.
Suite 300
Las Vegas, Nevada 89128
(702) 839-9671

December 19, 2010

Sebastian Grady

Dear Sebastian:

It is with great pleasure that Rimini Street, Inc. presents to you this Offer of Employment to join the Rimini Street, Inc. team with the position of President & Chief Operating Officer.  This Offer of Employment is made conditioned upon your acceptance and execution of the Employment Agreement between Rimini Street and Sebastian Grady dated December 19, 2010, execution of the Rimini Street, Inc. Employee Intellectual Property and Confidentiality Agreement dated December 19, 2010, acceptable results from a background check, and any other terms and conditions of employment described herein.

Please be aware that this offer must be accepted by Monday, December 20, 2010 at 5:00 PM Pacific Time.  Your employment with Rimini Street, Inc. will be “at will,” meaning that either you or Rimini Street, Inc. can terminate your employment at any time, for any reason or no reason, subject to the terms of the Employment Agreement.

If everything is in order, and you would like to accept this Offer of Employment, please fax back to me (1) this letter along with your signature accepting the position, (2) the signed Employment Agreement, and (3) the signed Employee Intellectual Property and Confidentiality Agreement.  Upon acknowledgement of your acceptance, we will contact you to arrange delivery of your equipment and work with you to get your benefits set up.

POSITION DETAILS:

Title:	President & Chief Operating Officer
Reports to:	Seth A. Ravin, CEO
Location:	Pleasanton Office: 6601 Koll Center Parkway Suite 300 Pleasanton, CA 94566
FLSA:	Exempt (Fair Labor Standards Act-Classification)
Category:	Full-time, Regular
Start Date:	Monday, January 1, 2011
Job Duties:	As appropriate for a President & COO and as determined by the CEO
Base Salary:	As detailed in the Employment Agreement dated December 19, 2010
Target Annual Incentive:	As detailed in the Employment Agreement dated December 19, 2010
Benefits:	Standard Rimini Street benefits package for executives
Equity:	As detailed in the Employment Agreement dated December 19, 2010

Please return fax to my private fax ONLY at:                            .

I look forward to working with you to redefine enterprise software support at Rimini Street, Inc.
Regards,
Seth A. Ravin
President & CEO

I, Sebastian Grady, hereby accept this Offer of Employment : /s/ Sebastian Grady           Date:12/19/10